Exhibit 99.1

Silexion Therapeutics Successfully Initiates Phase 2/3 Clinical Trial of SIL204 in Locally
Advanced Pancreatic Cancer at Tel Aviv Sourasky Medical Center

Successful initiation of the Phase 2/3 clinical trial of SIL204— at Tel Aviv Sourasky Medical Center
(“TASMC” or “Ichilov”), one of Israel’s largest and most prominent academic medical centers, clears the site to commence patient screening

Milestone marks the start of Silexion’s transition of the SIL204 program from regulatory preparation into active clinical execution, following the Company’s previously announced regulatory authorizations from the Israeli Ministry of Health and Germany’s Federal Institute for Drugs and Medical Devices (BfArM)

With site initiation complete, patient screening at TASMC is expected to commence in the coming weeks, with first patient dosing anticipated to follow

Additional Israeli and German trial sites are progressing through activation and are expected to join the
Phase 2/3 program in the coming months

Grand Cayman, Cayman Islands, July 29, 2026 -- Silexion Therapeutics Corp. (NASDAQ: SLXN) (“Silexion” or the “Company”), a clinical-stage biotechnology company pioneering RNA interference (RNAi) therapies for KRAS-driven cancers, today announced the successful initiation of its Phase 2/3 clinical trial of SIL204, the Company’s lead small interfering RNA (siRNA) product candidate, at Tel Aviv Sourasky Medical Center (“TASMC” or “Ichilov”), formally activating the first clinical site for the study in patients with locally advanced pancreatic cancer (“LAPC”). With the trial now initiated at TASMC, the site is cleared to commence patient screening.

The initiation on July 29, 2026 follows the receipt of all regulatory and institutional approvals required to open the site — including the Israeli Ministry of Health authorization received on March 24, 2026, and the institutional ethics approval previously granted by TASMC –  and confirms that Silexion’s investigational medicinal product (“IMP”) for SIL204 is available in Israel and positioned for the site upon initial patient screening. TASMC, commonly known as Ichilov, is one of Israel’s largest teaching hospitals and a leading center for oncology clinical research, and serves as the anchor site for the Israeli arm of Silexion’s Phase 2/3 program.

Within approximately four months, Silexion completed a rapid sequence of clinical readiness milestones for SIL204: the Israeli Ministry of Health approval received in March 2026; the initiation of GMP clinical supply manufacturing with Catalent announced in May 2026; TASMC’s own institutional ethics approval for the Phase 2/3 trial announced in May 2026; and the BfArM authorization in Germany received in June 2026, all of which culminated in the activation of TASMC as the first clinical site for the SIL204 program on July 29, 2026. With the first clinical site now formally active, Silexion’s SIL204 program is moving beyond the regulatory preparation phase and into active clinical execution, with additional Israeli and German sites progressing through activation in parallel and first patient dosing anticipated as the next milestone.

“Successfully initiating our first clinical site at Tel Aviv Sourasky Medical Center is a defining operational milestone for Silexion and for the SIL204 program,” said Ilan Hadar, Chairman and Chief Executive Officer of Silexion Therapeutics. “This is the moment where years of preclinical development, GMP manufacturing scale-up, and multi-jurisdictional regulatory work have translated into an active clinical program. TASMC is one of Israel’s premier oncology research centers and having it as our first active site provides an exceptional foundation as we bring additional Israeli and German centers online in the weeks and months ahead. We look forward to advancing rapidly toward first patient dosing.”

The Phase 2/3 trial is designed to evaluate SIL204 in combination with standard-of-care chemotherapy in patients with locally advanced pancreatic cancer, using Silexion’s innovative dual-route administration strategy— combining intratumoral delivery designed to overcome the stromal barrier that can limit systemic drug penetration into the primary tumor, alongside systemic administration to address metastatic disease. The study is structured as an initial safety run-in cohort of approximately 18 patients, followed by expansion into sites worldwide to obtain a randomized cohort of approximately 166 patients. Additional Israeli sites, alongside leading German oncology centers approved under the EU Clinical Trials Regulation framework, are advancing through site activation and are expected to join the program in the coming months.

SIL204, which is designed to silence a broad range of KRAS mutations rather than a single variant, supports Silexion’s potential applicability across multiple high-value cancer indications beyond pancreatic cancer. KRAS mutations are present in approximately 90% of pancreatic cancers, 45% of colorectal cancers, and 30–35% of lung adenocarcinomas, representing one of the largest and most persistent unmet needs in oncology. Pancreatic cancer—which is the subject of the current, initial clinical trial— remains one of the most lethal malignancies, with a five-year survival rate below 13%, and more than 80% of pancreatic cancer mortality driven by metastatic disease.

About Silexion Therapeutics

Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company dedicated to the development of innovative treatments for unsatisfactorily treated solid tumor cancers that have the mutated KRAS oncogene, generally considered to be the most common oncogenic gene driver in human cancers. The Company conducted a Phase 2a clinical trial in its first-generation product candidate, which showed a positive trend in comparison to the control of chemotherapy alone, and is now advancing its lead, second-generation, product candidate, SIL204, a small interfering RNA (siRNA), into Phase 2/3 clinical evaluation in Israel and the European Union. Silexion is committed to pushing the boundaries of therapeutic advancements in the field of oncology and further developing its lead product candidate for locally advanced pancreatic cancer. For more information, please visit: https://silexion.com

 Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding the initiation, timing, design, and conduct of the Phase 2/3 clinical trial of SIL204 in locally advanced pancreatic cancer, including the expected timing of first patient screening and dosing at Tel Aviv Sourasky Medical Center; the anticipated activation of additional clinical trial sites in Israel and Germany; the anticipated expansion of the trial into additional EU member states, the United States, and other international jurisdictions; the potential therapeutic benefits and clinical utility of SIL204 across KRAS-driven cancers; the Company’s transition of the SIL204 program from regulatory preparation into active clinical execution; the Company’s plans to potentially advance SIL204 into additional indications, including colorectal and lung cancers; and the Company’s development strategy and anticipated milestones are forward-looking statements. These forward-looking statements are generally identified by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “prospective”, “potential”, or “continue”, or the negatives of these terms or variations of them or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (i) Silexion’s ability to successfully conduct clinical trials, including the Phase 2/3 trial of SIL204 in locally advanced pancreatic cancer that has been initiated, and to enroll and dose patients on the anticipated timeline; (ii) the ability of Silexion’s clinical trial sites to complete standard site activation procedures at additional participating medical centers; (iii) Silexion’s strategy, future operations, financial position, projected costs, prospects, and plans; (iv) the impact of the regulatory environment and compliance complexities, including site-level approvals, conditions and clearances required prior to study commencement at each clinical site in Israel and Germany, and the timing and outcome of additional regulatory submissions and reviews in further EU member states, the United States, and other jurisdictions; (v) expectations regarding future partnerships or other relationships with third parties; (vi) Silexion’s future capital requirements and sources and uses of cash, including its ability to obtain additional capital; (vii) Silexion’s ability to maintain its Nasdaq listing (in light of all current Nasdaq listing requirements, including the new $5 million minimum market value of listed securities); and (viii) other risks and uncertainties set forth in the documents filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 17, 2026, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Company Contact

Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

Investor Relations Contact

Arx Investor Relations
North American Equities Desk
silexion@arxhq.com